UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2007
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 5, 2007, the Board of Directors of Santarus, Inc. (“Santarus”) approved an amendment and restatement of Santarus’ bylaws (the “Amended and Restated Bylaws”) to expressly allow for the issuance of uncertificated shares of stock. The adoption of the Amended and Restated Bylaws clarifies Santarus’ ability to comply with NASDAQ requirements, effective January 1, 2008, mandating that companies listed on NASDAQ be eligible to participate in the Direct Registration System (“DRS”), which is administered by The Depository Trust Company. The DRS allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. The Amended and Restated Bylaws also continue to authorize the issuance of certificated shares.
     The foregoing summary of the amendments to the Amended and Restated Bylaws is subject to, and qualified in its entirety by, the complete text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Santarus, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: December 7, 2007	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Santarus, Inc.